================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 24, 2000

                             ----------------------


                             ATRIUM COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)



           DELAWARE                    333-20095                75-2642488
        (State or other         (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

   1341 W. MOCKINGBIRD LANE
          SUITE 1200W                                               75247
         DALLAS, TEXAS                                            (Zip code)
     (Address of principal
      executive offices)



       Registrant's telephone number, including area code: (214) 630-5757

                                       N/A
                  (former address if changed since last report)

================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT

This Report on Form 8-K/A amends the Registrant's Report on Form 8-K dated October 24, 2000, which was filed on November 9, 2000 to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Report of Independent Accountants (see page 4)

         Combined Balance Sheets as of September 30, 2000 and December 31, 1999 (see page 5)

         Combined Statement of Operations for the nine months ended September 30, 2000 and years ended December 31, 1999 and 1998 (see page 6)

         Combined Statement of Stockholders' and Divisional Equity for the nine months ended September 30, 2000 and years ended December 31, 1999 and 1998 (see page 7)

         Combined Statement of Cash Flows for the nine months ended September 30, 2000 and years ended December 31, 1999 and 1998 (see page 8)

         Notes to Combined Financial Statements (see page 9)

(b) PRO FORMA FINANCIAL INFORMATION

         Introduction (see page 19)

         Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000 (see page 20)

         Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000 (see page 21)

         Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2000 (see page 22)

         Notes to Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2000 (see page 23)

         Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999 (see page 24)

         Notes to Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999 (see page 25)

(c) EXHIBITS

*2.1 Stock Purchase Agreement, dated as of March 30, 2000, among Ellison Extrusion Systems, Inc., The Ellison Company, Inc. and Atrium Companies, Inc.;

*2.2 Second Amended and Restated Purchase Agreement between The Ellison Company, Inc., Atrium and D and W Holdings, Inc., entered into as of October 17, 2000

*2.3 Purchase Agreement among D and W Holdings, Inc., as issuer, and the Purchasers named therein, dated as of October 25, 2000

*4.0 Exchange and Registration Rights Agreement among D and W Holdings, Inc., as issuer, and the Purchasers named therein, dated as of October 25, 2000

*4.1     Registration Rights and Stockholders Agreement among D and W
         Holdings, Inc., GE Investment Placement Partners II and the Purchasers named therein, dated as of October 25, 2000

*10.1 First Amended and Restated Credit Agreement, dated as of October 2, 1998 and amended and restated as of October 25, 2000, between Atrium Companies, Inc., as borrower, the Guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent, and Bank One, Texas, N.A., as Documentation Agent, and Fleet National Bank, as Administrative Agent, and the Lenders party thereto

*99.1    Press Release of Atrium Companies, Inc. dated October 26, 2000.

--------------------------------
*Incorporated by reference from the Registrant's Report on Form 8-K dated October 24, 2000 and filed on November 9, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               ATRIUM CORPORATION



                               By: /s/ Jeff L. Hull
                                  ---------------------------------------
                               Name: Jeff L. Hull
                               Title: President and CEO


                               By: /s/ Eric W. Long
                                  ---------------------------------------
                               Name: Eric W. Long
                               Title: Chief Financial Officer and Secretary


Date: January 8, 2001

ELLISON WINDOWS & DOORS AND ELLISON EXTRUSION
SYSTEMS, INC.


INDEX TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



                                                                                                           Page
                                                                                                           ----
   Report of Independent Accountants                                                                         4

   Combined Balance Sheets as of September 30, 2000 and December 31, 1999                                    5

   Combined Statements of Operations for the nine months ended September 30, 2000
   and for the years ended December 31, 1999 and 1998                                                        6

   Combined Statements of Stockholder's and Divisional Equity for the nine months ended
   September 30, 2000 and for the years ended December 31, 1999 and 1998                                     7

   Combined Statements of Cash Flows for the nine months ended September 30, 2000
   and for the years ended December 31, 1999 and 1998                                                        8

   Notes to Combined Financial Statements                                                                    9


                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Boards of Directors and Stockholders of Atrium Companies, Inc.



In our opinion, the accompanying combined balance sheets and the related combined statements of operations, stockholder's and divisional equity and cash flows present fairly, in all material respects, the combined financial position of Ellison Windows & Doors and Ellison Extrusion Systems, Inc. at September
30, 2000 and December 31, 1999, and the results of their operations and their cash flows for the nine months ended September 30, 2000 and each of the years ended December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 15, on October 24, 2000, the Companies were acquired by Atrium Companies, Inc.




PricewaterhouseCoopers LLP
Dallas, Texas
December 21, 2000

ELLISON WINDOWS & DOORS AND ELLISON EXTRUSION
SYSTEMS, INC.


COMBINED BALANCE SHEETS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
-------------------------------------------------------------------------------



                                                                                   SEPTEMBER 30,        DECEMBER 31,
                                                                                       2000                 1999
                                                                                   -------------        ------------
ASSETS

Current Assets:
    Cash                                                                             $      396         $      696
    Accounts receivable, net of allowance of $2,069 and $419, respectively               11,427              8,351
    Inventories                                                                           6,470              8,008
    Prepaid expenses and other current assets                                                 -                 70
                                                                                     ----------         ----------

        Total current assets                                                             18,293             17,125

Property, plant and equipment, net of accumulated depreciation
    of $11,152 and $8,871, respectively                                                  17,233             16,316
Cash surrender value of life insurance                                                      258                245
Goodwill and intangible assets, net of accumulated amortization
    of $829 and $1,485, respectively                                                      3,179              4,525
Other assets                                                                                911                361
                                                                                     ----------         ----------

           Total assets                                                              $   39,874         $   38,572
                                                                                     ==========         ==========


LIABILITIES AND STOCKHOLDER'S AND DIVISIONAL EQUITY

Current liabilities:
    Accounts payable                                                                 $    5,101         $    2,197
    Accrued liabilities                                                                   4,863              2,598
    Notes payable                                                                           502                500
    Due to parent, non-interest bearing                                                   3,904                  -
    Deferred compensation                                                                 3,137                  -
                                                                                     ----------         ----------

        Total current liabilities                                                        17,507              5,295

Long-term liabilities:
    Notes payable                                                                             -                500
    Deferred tax liability                                                                  732                620
    Due to parent, non-interest bearing                                                       -             10,994
    Deferred compensation                                                                     -              2,562
                                                                                     ----------         ----------

        Total long-term liabilities                                                         732             14,676
                                                                                     ----------         ----------

        Total liabilities                                                                18,239             19,971
                                                                                     ----------         ----------

Commitments and Contingencies (Note 12)                                                       -                  -

Stockholder's and divisional equity:
    Class A voting common stock $1.88 par value, 100,000 shares
      authorized, issued and outstanding                                                    188                188
    Retained earnings and divisional equity                                              21,447             18,413
                                                                                     ----------         ----------

        Total stockholder's and divisional equity                                        21,635             18,601
                                                                                     ----------         ----------

           Total liabilities, stockholder's and divisional equity                    $   39,874         $   38,572
                                                                                     ==========         ==========


         The accompanying notes are an integral part of the combined financial statements.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.


COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
THE YEARS ENDED DECEMBER 31, 1999 AND 1998
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------



                                                                NINE MONTHS            YEAR               YEAR
                                                                   ENDED               ENDED              ENDED
                                                               SEPTEMBER 30,        DECEMBER 31,       DECEMBER 31,
                                                                   2000                1999               1998
                                                               -------------        ------------       ------------
Net sales                                                       $    82,097         $    89,648        $    77,496
Cost of goods sold                                                   57,649              62,119             55,469
                                                                -----------         -----------        -----------

        Gross profit                                                 24,448              27,529             22,027
                                                                -----------         -----------        -----------

Operating expenses:
    Selling, delivery, general and administrative expenses           12,466              13,937             12,714
    Amortization expense                                                325                 207                211
    Corporate allocation                                              1,648               1,801              1,558
    Special charge                                                    2,843                   -                  -
                                                                -----------         -----------        -----------

                                                                     17,282              15,945             14,483
                                                                -----------         -----------        -----------

        Income from operations                                        7,166              11,584              7,544

Interest expense                                                          -                  18                 43
Other expenses (income), net                                            (10)                 35                  8
                                                                -----------         -----------        -----------

        Income before income taxes                                    7,176              11,531              7,493

Provision for income taxes                                            1,589               1,596              1,162
                                                                -----------         -----------        -----------

        Net income                                              $     5,587         $     9,935        $     6,331
                                                                ===========         ===========        ===========



         The accompanying notes are an integral part of the combined financial statements.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.


COMBINED STATEMENTS OF STOCKHOLDER'S AND DIVISIONAL EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
THE YEARS ENDED DECEMBER 31, 1999 AND 1998
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
-------------------------------------------------------------------------------



                                                                                  RETAINED
                                                           CLASS A                EARNINGS      TOTAL STOCKHOLDER'S
                                               -----------------------------   AND DIVISIONAL      AND DIVISIONAL
                                                  SHARES          AMOUNT           EQUITY              EQUITY
                                               -------------   -------------  ----------------  -------------------
Balance, December 31, 1997                          100,000    $        188   $         7,823   $            8,011

Net income                                                -               -             6,331                6,331

Dividends                                                 -               -            (2,121)              (2,121)
                                               -------------   -------------  ----------------  -------------------

Balance, December 31, 1998                          100,000             188            12,033               12,221

Net income                                                -               -             9,935                9,935

Dividends                                                 -               -            (3,555)              (3,555)
                                               -------------   -------------  ----------------  -------------------

Balance, December 31, 1999                          100,000             188            18,413               18,601

Net income                                                -               -             5,587                5,587

Contributed capital                                       -               -             1,033                1,033

Dividends                                                 -               -            (3,586)              (3,586)
                                               -------------   -------------  ----------------  -------------------

Balance, September 30, 2000                         100,000    $        188   $        21,447   $           21,635
                                               =============   =============  ================  ===================



       The accompanying notes are an integral part of the combined financial statements.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE NINE YEARS ENDED SEPTEMBER 30, 2000 AND
THE YEARS ENDED DECEMBER 31, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                  NINE MONTHS       YEAR            YEAR
                                                                     ENDED          ENDED           ENDED
                                                                 SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,
                                                                     2000            1999            1998
                                                                 -------------   ------------    ------------
Cash flows from operating activities:
  Net income                                                     $     5,587       $    9,935    $     6,331
  Adjustments to reconcile net income to net cash
    flows from operating activities:
    Depreciation and amortization                                      2,959            3,291          2,726
    Provision for bad debts                                             (242)              49           (321)
    Special charge                                                     2,843                -              -
    (Gain)/loss on sales of assets                                         -               37              -
    Deferred tax provision                                               112              105             75
    Increase in cash surrender value of life insurance policies          (13)             (25)           (24)
    Corporate allocation waived                                        1,033                -              -
  Changes in assets and liabilities:
    Accounts receivable                                               (4,726)            (532)        (2,195)
    Inventories                                                        1,538           (2,875)           (82)
    Other assets                                                        (710)            (360)           (57)
    Accounts payable                                                   2,904             (163)           563
    Accrued liabilities                                                1,306              563            174
    Income taxes payable                                                   -             (800)           570
    Deferred compensation                                                575              738            420
                                                                 -----------      -----------    -----------

        Net cash provided by operating activities                     13,166            9,963          8,180
                                                                 -----------      -----------    -----------
Cash flows from investing activities:
  Capital expenditures                                                (3,251)          (6,457)        (4,773)
  Payment for supply agreement                                             -                -         (2,002)
  Cash proceeds from sale of property, plant & equipment                   -               29              4
                                                                 -----------      -----------    -----------

        Net cash used in investing activities                         (3,251)          (6,428)        (6,771)
                                                                 -----------      -----------    -----------

Cash flows from financing activities:
  Payments of notes payable                                             (498)               -         (1,000)
  Proceeds from issuance of notes payable                                  -                -          2,000
  Increase (decrease) in due to parent                                (7,090)             262            (62)
  Dividends paid                                                      (2,627)          (3,555)        (2,121)
                                                                 -----------      -----------    -----------

        Net cash used by financing activities                        (10,215)          (3,293)        (1,183)
                                                                 -----------      -----------    -----------

Net increase (decrease) in cash and cash equivalents                    (300)             242            226
Cash, beginning of period                                                696              454            228
                                                                 -----------      -----------    -----------

Cash, end of period                                              $       396      $       696    $       454
                                                                 ===========      ===========    ===========

Supplemental disclosure:
  Cash paid during the period for:
    Interest                                                     $         -      $         3    $        42

    Income taxes, net of refunds                                 $     1,257      $     2,349    $       518

                    The accompanying notes are an integral part of
                         the combined financial statements.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------


1.     ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION:

       Ellison Windows & Doors ("EWD"), a division of The Ellison Company, Inc. ("Ellison"), is located in Welcome, North Carolina and manufactures vinyl windows and doors. EWD's customers include building products distributors, "do-it-yourself" home centers, lumberyards and speciality dealers located throughout the United States. Ellison Extrusion Systems, Inc. ("EES") is a wholly-owned subsidiary of Ellison, which extrudes vinyl exclusively for EWD.

2.     SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF COMBINATION

       The combined financial statements include the accounts of EWD and EES. The combined companies are referred to herein as the "Company." All significant intercompany transactions and balances have been eliminated in the combination.

       REVENUE RECOGNITION

       Revenue from the sale of windows is recorded at the time of delivery to the customer. Estimates of warranty costs and allowances are also established to record the effects of sales returns at the time of delivery.

       CASH

       Ellison maintains the majority of EWD's cash through a central cash account. Cash belonging to EWD in the central account at the period end is transferred to Ellison to reduce the amount due to parent. EES maintains its own cash accounts.

       CONCENTRATIONS OF CREDIT RISK

       Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The Company has sales to significant customers as follows (presented as a percentage of actual net sales):

                                                            PERIOD ENDED
                                                ------------------------------------
        CUSTOMER                                9/30/00       12/31/99      12/31/98
        --------                                -------       --------      --------
        Reynolds Building Products                   13%            17%           14%
        Lowe's Companies, Inc.                       32%            24%           26%
        Norandex Inc.                                13%            14%           13%

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------


       INVENTORIES

       Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods inventories consist of materials, labor and manufacturing overhead. Inventory costs include direct materials, labor and manufacturing overhead.

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment is stated at cost less accumulated depreciation. The Company depreciates the assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives, as follows:

                                                           ESTIMATED USEFUL LIFE
                                                           ---------------------
        Leasehold improvements                                   7-10 years
        Machinery & equipment                                    3-12 years
        Furniture & fixtures                                     3-5 years

       Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.

       INTANGIBLE ASSETS AND GOODWILL

       Intangible assets consist primarily of the cost allocated to a supply agreement with a customer (Note 13) and appraised values assigned to customer lists related to acquisitions. These assets are being amortized on the straight-line method over periods ranging from 5-20 years.

       Goodwill represents the excess of cost over fair market value of net assets acquired. Goodwill is being amortized over 40 years on a straight-line basis. Management continually reviews the carrying value of intangibles and goodwill for recoverability based on anticipated undiscounted cash flows of the assets to which it relates. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building materials industry and any other events or circumstances which might indicate potential impairments. When goodwill is determined not to be recoverable, an impairment is recognized as a charge to operations.

       ADVERTISING DISPLAYS

       The Company capitalizes the costs of advertising displays for which they retain ownership. These costs are amortized over the estimated life of three years. Advertising display costs included in other noncurrent assets were $860 and $292, at September 30, 2000 and December 31, 1999, respectively.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

       INCOME TAXES

       The stockholders of Ellison have elected, under the provisions of Subchapter S of the Internal Revenue Code and similar state provisions, to have the taxable income of Ellison reported for income tax purposes as income of the stockholders. Accordingly, as EWD is a division of Ellison, no provision for Federal or state income taxes on earnings of EWD is provided as such income taxes are the obligation of the stockholders.

       EES, a Delaware corporation, is liable, under the Internal Revenue Code and similar state provisions, for federal and state income taxes on earnings as such income taxes are the obligation of EES.

       The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

       NEW ACCOUNTING PRONOUNCEMENTS

       In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FAS No. 133 - Amendment of FAS No. 133" (combined "SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gain and losses to offset related results on the hedged item in the statement of operations, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

       SFAS 133 is effective for fiscal years beginning after June 15, 2000 and earlier application is permitted as of the beginning of any fiscal quarter subsequent to June 15, 2000. SFAS 133 cannot be applied retroactively. SFAS 133 must be applied to (a) derivative instruments and
       (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998).

       The Company is in the process of quantifying the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133.

       In December 1999, the Securities and Exchange Commission ("Commission") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") which provides guidance on revenue recognition issues. In June 2000, the Commission issued Staff Accounting Bulletin No.101B, "Second Amendment: Revenue Recognition in Financial Statements" which delayed the implementation of SAB 101 until the fourth fiscal quarter of fiscal years beginning after December 15, 1999. Management does not believe the implementation of SAB 101 will have a material effect on the Company's financial position or results of operations.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

       USE OF ESTIMATES

       The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates are used in calculating bad debt, medical and warranty accruals, and in recognizing deferred tax assets and liabilities.

       ADVERTISING COSTS

       Advertising costs are expensed when incurred and were $635, $535 and $549 for the nine months ended September 30, 2000, and for the years ended December 31, 1999 and 1998, respectively. These costs are reflected in "selling, delivery, general and administrative" in the combined statements of operations.

3.     FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of accounts receivable, accounts payable and other current liabilities approximate fair market value due to their short maturities.

4.     INVENTORIES

       Inventories consisted of the following:

                                                     SEPTEMBER 30,         DECEMBER 31,
                                                         2000                  1999
                                                  --------------------  --------------------

       Raw materials                                       $    4,458            $    5,373
       Work-in-process                                            263                    89
       Finished goods                                           1,749                 2,546
                                                  --------------------  --------------------
                                                           $    6,470            $    8,008
                                                  ====================  ====================

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

5.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consisted of the following:

                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                2000                  1999
                                                                         --------------------  --------------------

       Leasehold improvements                                                      $     379             $     370
       Machinery and equipment                                                        25,412                20,611
       Deposits on machinery and equipment                                               210                 2,049
       Furniture and fixtures                                                          2,384                 2,157
                                                                         --------------------  --------------------
                                                                                      28,385                25,187

       Less accumulated depreciation                                                 (11,152)               (8,871)
                                                                         --------------------  --------------------
                                                                                 $    17,233           $    16,316
                                                                         ====================  ====================

       Depreciation expense was $2,334, $2,684 and $2,165 for the nine months ended September 30, 2000 and for the years ended December 31, 1999 and 1998, respectively.

6.     DUE TO PARENT

       Ellison provides financing to the Company as needed. No interest is charged for these advances. Due to parent advances for 1999 are classified as noncurrent liabilities since Ellison agreed not to require repayment of any advances before January 1, 2001. The Company is required to repay the advances as cash flow permits. In connection with the sale of the Company in 2000, (Note 15) the due to parent advances were repaid in October 2000 and have been classified as a current liability.

       Ellison also provides short-term financing for which there is an interest charge at Ellison's variable borrowing rate (7.57% at December 31, 1999). There was no short-term financing at September 30, 2000. Interest expense on short-term financing amounted to $0 in 2000, $18 in 1999 and $43 in 1998.

7.     NOTE PAYABLE

       In connection with the supply agreement described in Note 13, EWD signed a non-interest bearing note payable for $2,000 to a customer. The note was originally scheduled to be paid in installments of $1,000 upon delivery of certain inventory and equipment acquired under the agreement and $500 each on July 1, 1999 and 2000. During 1999, the terms of the note were amended to extend the due dates of the remaining $500 installments to March 1, 2000 and 2001.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

8.     ACCRUED LIABILITIES

       Accrued expenses and other liabilities consisted of:

                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                2000                  1999
                                                                         --------------------  --------------------

       Salaries, wages and related taxes                                          $    1,091             $     837
       Sales, use and property taxes                                                      85                     7
       Advertising allowances and customer rebates                                     1,751                 1,257
       Warranty reserve                                                                  251                   218
       Medical reserve                                                                   564                   279
       Dividends                                                                         959                     -
       Income taxes                                                                      162                     -
                                                                         --------------------  --------------------
                                                                                  $    4,863            $    2,598
                                                                         ====================  ====================

9.     DEFERRED COMPENSATION

       Ellison entered into agreements with certain Company employees whereby Ellison will pay to the employees upon their termination a specified percentage of the greater of the book value of the Company, a defined formula based on earnings of Ellison or if the Company is sold a percentage of the sales price. The Company has recorded an accrual of $3,137 and $2,562 as of September 30, 2000 and December 31, 1999, respectively, based on the terms in the agreements. In connection with the sale of the Company in 2000 (Note 15), $10,980 was paid in deferred compensation upon consumption of the sale.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------


10.    FEDERAL INCOME TAX

       Temporary differences that give rise to the deferred income tax assets and liabilities are as follows:

                                                           SEPTEMBER 30,     DECEMBER 31,
                                                                2000             1999
                                                           -------------     ------------
       Deferred income tax assets:
         Medical reserve                                   $          11     $          6
                                                           -------------     ------------
                                                                      11                6

       Deferred income tax liabilities
         Depreciation                                               (741)            (625)
         Amortization of goodwill                                     (2)              (1)
                                                           -------------     ------------
                                                                    (743)            (626)
                                                           -------------     ------------

       Net deferred income tax asset (liability)                    (732)            (620)
       Less: current deferred tax asset                                -                -
                                                           -------------     ------------

       Long-term deferred tax liability                    $        (732)    $       (620)
                                                           =============     ============

       A valuation allowance is required against deferred tax assets if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2000 and December 31, 1999, no valuation reserve was required.

       The components of the provision for income taxes is as follows:

                                                     NINE MONTHS ENDED      YEAR ENDED       YEAR ENDED
                                                       SEPTEMBER 30,       DECEMBER 31,     DECEMBER 31,
                                                           2000                1999             1998
                                                     -----------------     ------------     ------------
        Federal income tax provision
          Current                                    $           1,194     $      1,227     $        873
          Deferred                                                  99               89               76
        State income tax provision
          Current                                                  283              264              214
          Deferred                                                  12               16               (1)
                                                     -----------------     ------------     ------------

        Provision for income taxes                   $           1,589     $      1,596     $      1,162
                                                     =================     ============     ============

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------


       Reconciliation of the federal statutory income tax rate to the effective tax rate, was as follows:

                                                     NINE MONTHS ENDED      YEAR ENDED       YEAR ENDED
                                                       SEPTEMBER 30,       DECEMBER 31,     DECEMBER 31,
                                                           2000                1999             1998
                                                     -----------------     ------------     ------------
        Tax computed at statutory rate               $           2,439     $      3,920     $      2,548
        EWD (income) not subject to
           corporate income taxes                               (1,079)          (2,572)          (1,512)
        State taxes, net of federal benefit                        195              185              141
        Other                                                       34               63              (15)
                                                     -----------------     ------------     ------------

        Provision for income taxes                   $           1,589     $      1,596     $      1,162
                                                     =================     ============     ============

11.    RELATED PARTY TRANSACTION

       Ellison allocates overhead to EWD at a rate of 2% of sales per year for management fees and to cover other administrative costs. The allocation was $1,648, $1,801 and $1,558 for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, respectively. During 2000, Ellison ceased requiring reimbursement for such fees and $1,033 has therefore been reflected as a capital contribution from Ellison.

12.    COMMITMENTS AND CONTINGENCIES

       OPERATING LEASES

       The Company has entered into operating lease agreements for certain manufacturing space and transportation equipment. Total rent expense for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, was $1,742, $2,125 and $1,887, respectively. Rent expense of $1,119, $1,404 and $1,308 for the nine months ended September 30, 2000 and for the years ended December 31, 1999 and 1998, respectively, was paid to a stockholder of Ellison. Future minimum rents due under operating leases with initial or remaining terms greater than twelve months are as follows:

       2000                                            $       525
       2001                                                  2,098
       2002                                                  2,031
       2003                                                  1,931
       2004                                                  1,212
       Thereafter                                                8
                                                       -----------
                                                       $     7,805
                                                       ===========

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------


       Approximately $6,180 of future minimum lease payments are due to a stockholder of Ellison for the rental of operating facilities. EES is a guantor on certain debt of Ellison related to the purchase by Ellison of EES. Such debt approximates $650 at September 30, 2000.

       CONTINGENCIES

       The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the consolidated financial position, results of operations or liquidity of the Company.

13.    SUPPLY AGREEMENT

       On February 18, 1998, EWD entered into a five-year supply agreement with a major customer under which the customer will purchase product from EWD on a private label basis. The terms of the agreement stipulate that EWD will manufacture products for the customer in accordance with the customer's specifications in sufficient quantities under the customer's trademarks, tradenames and logos. During the term of the agreement, the customer agrees to purchase all of its requirements for products solely from EWD provided that EWD can meet those requirements.

       In exchange for the right to be the customer's exclusive supplier and for certain equipment and inventory transferred to EWD under the agreement, EWD issued the customer a $2,000 non-interest bearing note payable and agreed to provide $250 of replacement parts for products previously manufactured and sold by the customer. EWD recorded an intangible asset of $2,002 related to the supply agreement which represents the excess of the total consideration given by EWD over the appraised value of equipment and inventory received from the customer. This intangible asset is being amortized over the five-year term of the supply agreement as a reduction of sales. Such amortization totaled $300, $400 and $350 for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, respectively.

       In October 2000, the major customer to the supply agreement filed for Chapter 11 bankruptcy. As a result, the Company assessed the recoverability of certain intangibles and accounts receivable related to the supply agreement. Based upon current and estimated future undiscounted cash flows, the Company determined that a portion of these intangibles would not be recoverable. Accordingly, the Company has adjusted the carrying value of these assets to their estimated fair value and recorded an impairment charge of $951 and bad debt expense of $1,892 related to the outstanding receivables, both of which are classified in operating income as a special charge.

14.    DEFINED CONTRIBUTION PLAN

       The Company's employees participate in a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participants are allowed to contribute up to a fixed percentage of their compensation with the Company making matching contributions, as determined by the board of directors, of up to 2.5% of compensation. The Company contributed $212, $240 and $211 to the plan for the nine month period ended September 30, 2000 and for the years ended December 31, 1999 and 1998, respectively.

ELLISON WINDOWS & DOORS AND
ELLISON EXTRUSION SYSTEMS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------


15.    SUBSEQUENT EVENT

       On October 24, 2000, the Company was acquired by Atrium Companies, Inc. ("Atrium"), a company engaged in the manufacture and sale of windows, and various building materials throughout the United States, for approximately $125,000. The transaction was comprised of approximately $98,000 of cash and $27,000 of stock in Atrium's parent.

INTRODUCTION

On October 24, 2000, Atrium Companies, Inc. ("Atrium") completed the acquisition of the stock of Ellison Extrusion Systems, Inc. and substantially all of the operating assets of The Ellison Company, Inc.'s Windows and Doors Division (hereinafter collectively referred to as "Ellison"). The transaction is valued at approximately $125 million. The combination makes Atrium the largest non-wood window and patio door manufacturer in the United States, based on unit sales, with revenues of approximately $500 million and over 4,000 employees operating in more than 50 facilities nationwide.

The transaction was comprised of approximately $98 million of cash and $27.3 million of Atrium's parent holding company stock. The cash portion of the purchase price and fees and expenses of $9.5 million were funded through a combination of debt and new equity, including $26 million of new equity from Atrium's current equity sponsors, $36.5 million of Senior PIK Notes issued by Atrium's parent and contributed to Atrium as equity, $24 million from the previously announced divestiture of Atrium's Wing Industries, Inc. and Patio Door assets and $23 million of senior debt borrowed from Atrium's current senior facility. As part of the transaction, John Ellison Jr., Chairman of The Ellison Company, Inc., became a stockholder in the combined company and a member of the Board of Directors of Atrium Companies, Inc.

The pro forma information presents the historical balance sheet information of Atrium and Ellison as of September 30, 2000 assuming the purchase transaction occurred as of that date. Pro forma information is also presented for the nine months ended September 30, 2000 and for the year ended December 31, 1999 assuming this transaction occurred as of the beginning of such periods.

The pro forma effects of certain 1999 acquisitions as presented in Atrium's 1999 Annual Report on Form 10-K and the August 2000 divestiture of the assets of its Wing Industries, Inc. subsidiary and Atrium Wood Patio Door division as described in Atrium quarterly report on Form 10-Q for September 30, 2000 are not presented in the accompanying pro forma information.

The unaudited pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable.

The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements of Atrium and Ellison and is not necessarily indicative of future results of operations and should not be viewed as fully representative of past performances of the combined entities. The unaudited pro forma consolidated financial information has not been prepared in accordance with generally accepted accounting principles.

                        ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                     UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  SEPTEMBER 30, 2000
                                (DOLLARS IN THOUSANDS)



                                                                  HISTORICAL                              PRO FORMA
                                                         --------------------------------    --------------------------------------
                                                              ATRIUM         ELLISON           ADJUSTMENTS          CONSOLIDATED
CURRENT ASSETS:
     Cash and cash equivalents                                 $    3,391     $      396          $         -           $    3,787
     Restricted cash                                               23,930                             (23,930)(a)                -
     Assets held for sale                                             460              -                    -                  460
     Accounts receivable, net                                      57,037         11,427                    -               68,464
     Inventories                                                   41,934          6,470                  343 (b)           48,747
     Prepaid expenses and other current assets                      4,180              -                    -                4,180
     Deferred tax asset                                             3,118              -                    -                3,118
                                                         -----------------  -------------    -----------------    -----------------
        Total current assets                                      134,050         18,293              (23,587)             128,756

PROPERTY, PLANT AND EQUIPMENT, net                                 32,816         17,233                2,905 (c)           52,954
GOODWILL, net                                                     261,986          3,179               93,971 (d)          359,136
DEFERRED FINANCING COSTS, net                                      16,338              -                4,197 (e)           20,535
DEFERRED TAX ASSET                                                 12,460              -                 (732)(f)           11,728
OTHER ASSETS                                                        6,561          1,169                    -                7,730
                                                         -----------------  -------------    -----------------    -----------------
        Total assets                                           $  464,211     $   39,874          $    76,754           $  580,839
                                                         =================  =============    =================    =================


CURRENT LIABILITIES:
     Current portion of notes payable                          $    2,296     $      502          $      (500)(g)       $    2,298
     Accounts payable                                              31,216          5,101                    -               36,317
     Accrued liabilities                                           30,694          4,863                 (959)(h)           34,598
     Due to parent, non-interest bearing                                           3,904               (3,904)(i)                -
     Deferred compensation                                                         3,137               (3,137)(i)                -
                                                         -----------------  -------------    -----------------    -----------------
        Total current liabilities                                  64,206         17,507               (8,500)              73,213
                                                         -----------------  -------------    -----------------    -----------------

LONG-TERM LIABILITIES:
     Notes payable                                                329,072              -               23,348 (j)          352,420
     Deferred tax liability                                             -            732                 (732)(f)                -
     Other long-term liabilities                                    2,748              -                    -                2,748
                                                         -----------------  -------------    -----------------    -----------------
        Total long-term liabilities                               331,820            732               22,616              355,168
                                                         -----------------  -------------    -----------------    -----------------
        Total liabilities                                         396,026         18,239               14,116              428,381
                                                         -----------------  -------------    -----------------    -----------------

STOCKHOLDER'S EQUITY:
     Common stock                                                       -            188                 (188)(k)                -
     Paid-in capital                                              114,951              -               84,273 (l)          199,224
     Retained earnings (accumulated deficit) and
       divisional equity                                          (46,766)        21,447              (21,447)(m)          (46,766)
                                                         -----------------  -------------    -----------------    -----------------
     Total stockholder's equity                                    68,185         21,635               62,638              152,458
                                                         -----------------  -------------    -----------------    -----------------
           Total liabilities and stockholder's equity          $  464,211     $   39,874          $    76,754           $  580,839
                                                         =================  =============    =================    =================

                        ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                      NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                  SEPTEMBER 30, 2000
                                (DOLLARS IN THOUSANDS)


(a) Represents the use of restricted cash of $23,930 to acquire Ellison Windows & Doors and Ellison Extrusion Systems, Inc. ("Ellison"). The following is a summary of the sources and uses for this transaction:

     Sources:
     Cash of Ellison maintained by Ellison Companies, Inc. at closing                $3,000
     Restricted cash                                                                 23,930
     Net increase in debt                                                            23,348
     Contribution from Atrium Corporation                                            84,273
                                                                                   --------
     Total sources                                                                 $134,551
                                                                                   ========
     Uses:
     Purchase price of Ellison                                                     $125,466
     Transaction expenses capitalized as acquisition related costs                    4,888
     Deferred financing costs                                                         4,197
                                                                                   --------
     Total uses                                                                    $134,551
                                                                                   ========

(b) Represents the adjustment required to write up the finished goods of Ellison to net realizable value.

(c) Represents the adjustment required to write up the property, plant and equipment of Ellison to fair market value.

(d) Represents the excess of cost over the fair value of the net assets in the acquisition of Ellison:

     Purchase price for Ellison acquisition, net of cash acquired of $3,000       $122,466
     Book value of the net assets of Ellison                                       (21,635)
     Fair value adjustment to inventory and property, plant and equipment           (3,248)
     Elimination of liabilities not assumed                                         (8,500)
                                                                                 ---------
     Excess of cost over fair value of the net assets acquired                      89,083
     Fees and expenses related to Ellison acquisition                                4,888
                                                                                 ---------
     Net increase to goodwill                                                      $93,971
                                                                                 =========

(e) Represents the deferred financing costs related to the financing of the Ellison transaction.

(f) Represents the reclassification of the non-current deferred tax liability of Ellison to non-current deferred tax asset.

(g) Represents the elimination of a note payable as this liability was not assumed by the Company.

(h) Represents the elimination of dividends payable included in accrued liabilities as this liability was not assumed by the Company.

(i) Represents the elimination of this entire liability as it was not assumed by the Company.

(j)  Represents the increase in notes payable as follows:

     Issuance of new tranche A term loan                                           $14,000
     Issuance of additional tranche B term loan                                     12,000
     Issuance of additional tranche C term loan                                     12,000
     Repayment of revolving credit facility                                        (14,652)
                                                                                  --------
     Net increase in notes payable                                                 $23,348
                                                                                  ========

(k)  Represents the elimination of the historical common stock of Ellison.

(l) Represents the contribution from Atrium Corporation to complete the Ellison transaction.

(m)  Represents the elimination of the historical retained earnings of Ellison.

                         PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                    (DOLLARS IN THOUSANDS)


                                             ATRIUM           ELLISON
                                              NINE              NINE
                                             MONTHS            MONTHS          COMBINED
                                             ENDED             ENDED            AS OF                             ATRIUM AFTER
                                          SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,     PRO FORMA             ELLISON
                                              2000              2000             2000         ADJUSTMENTS          TRANSACTION
                                        -----------------  --------------  ----------------  -------------     ------------------
Net Sales                                      $ 383,395        $ 82,097         $ 465,492    $         -              $ 465,492
Cost of goods sold                               291,961          57,649           349,610              -                349,610
                                        -----------------  --------------  ----------------  -------------     ------------------
    Gross profit                                  91,434          24,448           115,882              -                115,882
Operating expenses:
    Selling, delivery, general and
         administrative expenses                  96,025          14,114           110,139         (1,648) (a)           107,915
                                                                                                     (576) (b)
    Amortization expense                           6,687             325             7,012          3,524  (c)            10,536
    Special charges                               25,708           2,843 (g)        28,551                                28,551
                                        -----------------  --------------  ----------------  -------------     ------------------
                                                 128,420          17,282           145,702          1,300                147,002
                                        -----------------  --------------  ----------------  -------------     ------------------
         Income (loss) from operations           (36,986)          7,166           (29,820)        (1,300)               (31,120)

Interest expense                                  26,945               -            26,945          1,772  (d)            29,072
                                                                                                      355  (e)
Other income (expense), net                        1,441              10             1,451              -                  1,451
                                        -----------------  --------------  ----------------  -------------     ------------------
         Income before income taxes              (62,490)          7,176           (55,314)        (3,427)               (58,741)
Provision (benefit) for income taxes             (15,326)          1,589           (13,737)           502  (f)           (13,235)
                                        -----------------  --------------  ----------------  -------------     ------------------
Net income (loss)                              $ (47,164)       $  5,587         $ (41,577)      $ (3,929)             $ (45,506)
                                        =================  ==============  ================  =============     ==================

                      ATRIUM COMPANIES, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
              OPERATIONS FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2000
                              (DOLLARS IN THOUSANDS)


(a) Represents elimination of corporate service charge at Ellison as a result of the acquisition.

(b)      Represents elimination of deferred compensation expense at Ellison.

(c) Represents increase in amortization expense related to goodwill associated with the acquisition of Ellison. Goodwill is being amortized over 20 years.

(d) Represents the adjustments to interest expense had Atrium's current capital structure been in place as of January 1, 2000.


         Interest expense resulting from the borrowing of
         $14,000 at 9.73% on Atrium's term loan A...........         $   1,022

         Interest expense resulting from the borrowing of
         $12,000 at 9.98% on Atrium's term loan B...........               898

         Interest expense resulting from the borrowing of
         $12,000 at 10.23% on Atrium's term loan C..........               921

         Paydown on revolving credit facility of $14,652 at
         9.73%..............................................            (1,069)
                                                                     ----------
         Net increase in interest expense as a result of
         Ellison acquisition................................         $   1,772
                                                                     ==========

(e) Represents increase in amortization of deferred financing costs associated with the acquisition of Ellison.

(f) Represents the income tax effect of the pro forma adjustments reflected above assuming a statutory income tax rate of 40%, adjusting for the portion of new goodwill which is not deductible for tax purposes and the adjustment necessary to provide for income taxes on the portion of taxable income generated by EWD as it was a division of The Ellison Company, a Subchapter S corporation, and thus, did not provide for income taxes in the financial statements presented.

(g) Amount represents a write-off of an intangible asset and a bad debt pertaining to a supply agreement with a significant customer. These assets were excluded from the transaction with the Company. See footnote 13 to the combined financial statements of Ellison Windows & Doors and Ellison Extrusion Systems, Inc. for further discussion.

                     ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                    ATRIUM
                                                  YEAR ENDED         ELLISON                        ATRIUM AFTER
                                                 DECEMBER 31,      YEAR ENDED       PRO FORMA          ELLISON
                                                   1999 (a)     DECEMBER 31, 1999  ADJUSTMENTS       TRANSACTION
                                                 ------------   -----------------  -----------      ------------
Net Sales                                        $    498,456   $          89,648  $         -      $    588,104
Cost of goods sold                                    340,909              62,119            -           403,028
                                                 ------------   -----------------  -----------      ------------
      Gross profit                                    157,547              27,529            -           185,076
Operating expenses:
      Selling, delivery, general and
          administrative expenses                     107,780              15,738       (1,801)(b)       120,978

                                                                                          (739)(c)

      Amortization expense                              8,717                 207        4,699 (d)        13,623

      Non cash stock option compensation expense          128                   -            -               128
      Special charge                                    1,886                   -            -             1,886
                                                 ------------   -----------------  -----------      ------------
                                                      118,511              15,945        2,159           136,615
                                                 ------------   -----------------  -----------      ------------
          Income (loss) from operations                39,036              11,584       (2,159)           48,461

Interest expense                                       28,524                  18        2,362 (e)        31,377

                                                                                           473 (f)

Other income (expense), net                               283                 (35)           -               248
                                                 ------------   -----------------  -----------      ------------
          Income before income taxes                   10,795              11,531       (4,994)           17,332
Provision (benefit) for income taxes                    6,641               1,596        1,808 (g)        10,045
                                                 ------------   -----------------  -----------      ------------
Net income (loss) before extraordinary item      $      4,154   $           9,935  $    (6,802)     $      7,287
                                                 ============   =================  ===========      ============

                     ATRIUM COMPANIES, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

(a) As reported in the statement of operations of Atrium Companies, Inc. for the year ended December 31, 1999 included in the Report on Form 10-K.

(b) Represents elimination of corporate service charge at Ellison as a result of the acquisition.

(c)      Represents elimination of deferred compensation expense at Ellison.

(d) Represents increase in amortization expense on goodwill associated with the acquisition of Ellison. Goodwill is being amortized over 20 years.

(e) Represents the adjustments to interest expense had Atrium's current capital structure been in place as of January 1, 1999.

         Interest expense resulting from the borrowing of $14,000 at 9.73% on
         Atrium's term loan A...................................................     $ 1,362
         Interest expense resulting from the borrowing of $12,000 at 9.98% on
         Atrium's term loan B...................................................       1,198
         Interest expense resulting from the borrowing of $12,000 at 10.23% on
         Atrium's term loan C...................................................       1,228
         Paydown on revolving credit facility of $14,652 at 9.73%...............      (1,426)
                                                                                     -------
         Net increase in interest expense as a result of Ellison acquisition....     $ 2,362
                                                                                     =======

(f) Represents increase in amortization of deferred financing costs associated with the acquisition of Ellison.

(g) Represents the income tax effect of the pro forma adjustments reflected above assuming a statutory income tax rate of 40%, adjusting for portion of new goodwill which is not deductible for tax purposes and the adjustment necessary to provide for income taxes on the portion of taxable income generated by EWD as it was a division of The Ellison Company, a subchapter S corporation, and thus, did not provide for income taxes in the financial statements presented.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------

*2.1 Stock Purchase Agreement, dated as of March 30, 2000, among Ellison Extrusion Systems, Inc., The Ellison Company, Inc. and Atrium Companies, Inc.;

*2.2 Second Amended and Restated Purchase Agreement between The Ellison Company, Inc., Atrium and D and W Holdings, Inc., entered into as of October 17, 2000

*2.3 Purchase Agreement among D and W Holdings, Inc., as issuer, and the Purchasers named therein, dated as of October 25, 2000

*4.0 Exchange and Registration Rights Agreement among D and W Holdings, Inc., as issuer, and the Purchasers named therein, dated as of October 25, 2000

*4.1     Registration Rights and Stockholders Agreement among D and W
         Holdings, Inc., GE Investment Placement Partners II and the Purchasers named therein, dated as of October 25, 2000

*10.1 First Amended and Restated Credit Agreement, dated as of October 2, 1998 and amended and restated as of October 25, 2000, between Atrium Companies, Inc., as borrower, the Guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent, and Bank One, Texas, N.A., as Documentation Agent, and Fleet National Bank, as Administrative Agent, and the Lenders party thereto

*99.1    Press Release of Atrium Companies, Inc. dated October 26, 2000.

-------------------------
*Incorporated by reference from the Registrant's Report on Form 8-K dated October 24, 2000 and filed on November 9, 2000.




















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